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                                                                     Exhibit 5.1

                         SIMPSON THACHER & BARTLETT LLP

                              425 LEXINGTON AVENUE

                            NEW YORK, N.Y. 10017-3954

                                 (212) 455-2000

                            FACSIMILE (212) 455-2502

DIRECT DIAL NUMBER                                                E-MAIL ADDRESS

                                                    October 1, 2004

KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201

Ladies and Gentlemen:

            We have acted as counsel to KeySpan Corporation, a New York corporation (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and by KeySpan Trust I, KeySpan Trust II and KeySpan Trust III (the "Trusts") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"); (ii) contracts for the purchase and sale of Common Stock (the "Purchase Contracts");
(iii) shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"); (iv) debt securities, which may be either senior ("Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (v) warrant units consisting of a warrant to purchase Common Stock and a Debt Security, a share of Preferred Stock or a Depositary Share relating to Preferred Stock, or a trust preferred security of a Trust (the "Warrant Units"); (vi) guarantees of trust preferred securities and certain back-up obligations (the "Guarantees"); (vii) depositary shares (the "Depositary Shares"), evidenced by depositary receipts (the "Depositary Receipts") representing fractional interests in a share of Preferred Stock;
(viii) warrants to purchase Preferred Stock, Depositary Shares, Common Stock or Debt Securities (the "Warrants"); (ix) stock purchase units of the Company, consisting of a Purchase Contract and a Debt Security of the Company, a share of Preferred Stock or a Depositary Share relating to Preferred Stock, a trust

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                                                               October 1, 2004

preferred security of a Trust or a debt obligation of a third party, including a U.S. Treasury security (the "Stock Purchase Units"); and (x) Common Stock, Debt Securities, Preferred Stock and Depositary Shares that may be issued upon exercise of Warrants or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Purchase Contracts, the Warrants, the Stock Purchase Units, the Depositary Shares and the Warrant Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $3,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

            The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture"), dated as of November 1, 2000, between the Company and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") between the Company and JPMorgan Chase Bank, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

            The Guarantees will be issued pursuant to a Guarantee Agreement between the Company and JPMorgan Chase Bank, as Trustee (the "Guarantee Agreement").

            The Depositary Shares will be issued under a Deposit Agreement among the Company, a financial institution to be determined, as Depositary (the "Depositary"), and the holders from time to time of the depositary receipts (the "Deposit Agreement").

            The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") between the Company and a financial institution to be determined, as Purchase Contract Agent (the "Purchase Contract Agent").

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                                                               October 1, 2004

            The Warrant Units will be issued under a Warrant Unit Agreement (the "Warrant Unit Agreement") among the Company and a financial institution to be determined as Warrant Agent, Property Trustee and Agent.

            Warrants to purchase Preferred Stock, Depositary Shares and Common Stock are hereinafter referred to as the "Stock Warrants." Warrants to purchase Debt Securities are hereinafter referred to as "Debt Warrants." The Stock Warrants and the Debt Warrants are hereinafter referred to collectively as the "Securities Warrants." The Stock Warrants will be issued under a Stock Warrant Agreement (the "Stock Warrant Agreement") between the Company and a financial institution to be determined, as Stock Warrant Agent. The Debt Warrants will be issued under a Debt Warrant Agreement (the "Debt Warrant Agreement") between the Company and a financial institution to be determined, as Debt Warrant Agent. The Stock Warrant Agreement, the Warrant Unit Agreement and the Debt Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Warrant Agreement Counterparty."

            We have examined the Registration Statement, the Senior Indenture, the form of Subordinated Indenture, the form of Debt Securities, the form of Guarantee Agreement (which includes the Guarantees), the form of share certificate, the form of Deposit Agreement, the form of Certificate of Amendment relating to the Preferred Stock, the form of Purchase Contract Agreement (which includes the form of Purchase Contracts) and the forms of the Warrant Agreements, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us

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                                                                 October 1, 2004

as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution and delivery of any Guarantee Agreement, that Guarantee Agreement will be the valid and legally binding obligation of JPMorgan Chase Bank; (4) at the time of execution and delivery of the Deposit Agreement, the Deposit Agreement will be the valid and legally binding obligation of the Depositary party thereto; (5) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (6) at the time of execution and delivery of any Warrant Agreement, that Warrant Agreement will be the valid and legally binding obligation of the Warrant Agreement Counterparty thereto.

            We have assumed further that, at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company.

            We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company.

            We have assumed further that, at the time of execution and delivery of any Guarantee Agreement, Deposit Agreement or Warrant Agreement, that such Guarantee Agreement, Deposit Agreement or Warrant Agreement will have been duly authorized, executed and delivered by the Company.

            Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

            1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Common Stock will be validly issued, fully paid and

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                                                                 October 1, 2004

      nonassessable.

            2. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Amendment with the Secretary of the State of New York in the form filed as an exhibit to the Registration Statement and
      (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Preferred Stock will be validly issued, fully paid and nonassessable.

            3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            4. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the execution and delivery of the Guarantee Agreement in the form filed as an exhibit to the Registration Statement and the issuance and terms of the Guarantees and related matters, (b) the due execution, authentication, issuance and delivery of the trust preferred securities by the relevant Trust underlying such Guarantees, upon payment of the consideration therefor provided for such trust preferred securities in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the applicable Indenture and the Guarantee Agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            5. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement and the issuance of the Depositary Shares, the terms of the offering thereof and related matters and (b) due execution of the Depositary Receipts by the Depositary and the registrar therefor in accordance with the applicable definitive Deposit Agreement in the form filed as an exhibit to the Registration Statement, upon deposit of validly issued shares of Preferred Stock with the Depositary in accordance with such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

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                                                                 October 1, 2004

            6. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement, (b) that any Common Stock or Preferred Stock initially issuable pursuant to the Warrant Agreement will have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            7. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement (b)that any Common Stock, Preferred Stock or Depositary Shares initially issuable pursuant to the Warrant Agreement will have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable and (c) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            8. With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Stock Purchase Units in the form filed as an exhibit to the Registration Statement, (3) the issuance of the Preferred Stock, the Depositary Shares, the Debt Securities or the trust preferred securities of a Trust that are a component of the Stock Purchase Units, and the terms of the offering thereof and related matters, (b) the due filing of the Certificate of Amendment with respect to such Preferred Stock with the Secretary of State of the State of New York, (c) the due execution, authentication, in the case of the Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts and (3) the Preferred Stock, Depositary Shares, the Debt Securities, or such trust preferred securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, Depositary Agreement, in the case of Depositary Shares, the Indenture, in the case of the Debt Securities and the applicable amended and restated declaration of trust in the case of such trust preferred securities and (d) that any debt obligation of a third party that underlies any such Stock Purchase Unit is the valid and legal obligation of such third party, enforceable against such third party according to its terms, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            9. With respect to the Warrant Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve (1) the issuance and the terms of the Warrant Units,
      (2) the execution and delivery of the applicable Warrant Agreement with respect to the Warrant Units in the form filed as an exhibit to the Registration Statement, (3) the execution and delivery of the applicable Warrant Unit Agreement with respect to the Warrant Units, in a form established so as not to violate any

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                                                                Ocotober 1, 2004

      applicable law or agreement or instrument then binding upon the Company and (4) the issuance of the Preferred Stock, Depositary Shares, Debt Securities or trust preferred securities of a Trust which are a component of the Warrant Units, and the terms of the offering thereof and related matters, (b) due filing of the Certificate of Amendment with respect to such Preferred Stock with the Secretary of State of New York, (c) the due execution, authentication, in the case of the Debt Securities, issuance and delivery of (1) the Warrant Units and (2) the Preferred Stock, Depositary Shares, Debt Securities or such trust preferred securities in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such Warrant Agreement and such Warrant Unit Agreement and the applicable Depositary Agreement, in the case of the Depositary Shares, the applicable Indenture, in the case of the Debt Securities, and the applicable amended and restated declaration of trust, in the case of such trust preferred securities and (d) that any Common Stock, Preferred Stock or Depositary Shares initially issuable pursuant to any applicable Warrant Agreement will have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable, such Warrant Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            Our opinions set forth in paragraphs 3 through 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

            We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

            We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Simpson Thacher & Bartlett LLP

                                        SIMPSON THACHER & BARTLETT LLP